EXHIBIT 3.3

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") dated as of December 28, 1999, by and between Loral CyberStar, Inc., a Delaware corporation ("LCI"), and Loral Orion Services, Inc., a Delaware corporation ("LOSI").

                              W I T N E S S E T H:

     WHEREAS, LCI has entered into a merger agreement with Orion Oldco Services, Inc. ("Orion Oldco") pursuant to which Orion Oldco shall be merged into LCI effective as of December 31, 1999; and

     WHEREAS, LCI desires, following the above-referenced merger, to merge with and into LOSI, pursuant to Delaware law, with LOSI being the surviving entity and assuming the name "Loral CyberStar, Inc." (the "Merger"); and

     WHEREAS, Section 253 of the General Corporation Law of the State of Delaware authorizes the merger of parent corporations and subsidiaries; and

     WHEREAS,   LCI's  Certificate  of  Incorporation  and  Bylaws  permit,  and resolutions adopted by LCI's Board of Directors authorize, this Agreement and the consummation of the Merger.

     WHEREAS, the parties intend for the Merger to constitute a tax free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.01. THE MERGER; SURVIVING CORPORATION. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), LCI shall be merged with and into LOSI, pursuant to Section 253 of the DGCL, and the separate existence of LCI shall cease. LOSI shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

     Section 1.02. EFFECTIVE TIME. In accordance with Section 253 and 103 of the DGCL, the Merger shall become effective (the "Effective Time") as of December 31, 1999, immediately following the merger of Orion Oldco into LCI, as set forth in the certificate of ownership and merger (the "Certificate of Merger") filed with the Secretary of State of the State of Delaware. The parties hereto agree that the Certificate of Merger

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shall be filed  immediately  following the  execution of this  Agreement and the receipt of any required consent from the Federal Communications Commission to the Merger. All other filings or recordings required by Delaware law in connection with the Merger shall also be made as promptly as practical thereafter.

     Section 1.03. EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 253 of the DGCL.

                                   ARTICLE II

                            THE SURVIVING CORPORATION

     Section 2.01. NAME. The Surviving Corporation shall be Loral Orion Services, Inc.

     Section 2.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of LOSI in effect at the Effective time shall be the Certificate of Incorporation of the Surviving Corporation unless and until amended in accordance with its terms and applicable law, except that Article First of such Certificate of Incorporation shall be amended in its entirety to read as follows: "The name of the Corporation is Loral CyberStar, Inc.". The Bylaws of LOSI in effect at the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended in accordance with their terms and applicable law. The name of the Surviving Corporation shall be Loral CyberStar, inc.

     Section 2.03. OFFICERS. The officers of LCI immediately prior to the Effective Time shall serve as officers of the Surviving Corporation and remain officers until their successors are duly appointed or their prior resignation, removal or death.

     Section 2.04. DIRECTORS. The directors of LCI immediately prior to the Effective Time shall serve as directors of the Surviving Corporation until their successors are duly appointed or their prior resignation, removal or death.

                                   ARTICLE III

                              CONVERSION OF SHARES

     Section  3.01.  CONVERSION  OF LCI  SHARES.  At the  Effective  Time,  each outstanding share of common stock of LCI, representing all issued and outstanding capital stock of LCI as of the Effective Time, shall be converted into one share of common stock of LOSI.

     Section 3.02. CANCELLATION OF LOSI SHARES. At the Effective Time, each outstanding share of capital stock of LOSI shall be cancelled.

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                                   ARTICLE IV

                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

     Section 4.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, LOSI shall continue in existence as the Surviving Corporation, and without further action, succeed to and possess all the rights, privileges and powers of LCI and all the assets and property (the "Assets") of whatever kind and character of LCI shall vest in LOSI without further act or deed; thereafter, LOSI, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of LCI and any claim or judgment against LCI may be enforced against LOSI, as the Surviving Corporation, in accordance with Sections 253, 259 and 103 of the DGCL.

     Section 4.02. FURTHER ASSURANCES. If at any time LOSI shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of LCI or otherwise to carry out the provisions hereof, the proper representatives of LCI as of the Effective Time shall execute and deliver any and all proper notes, agreements, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation and otherwise to carry out the provisions hereof.

                                    ARTICLE V

                         TERMINATION; AMENDMENT, WAIVER

     Section 5.01. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, by the Board of Directors of LCI.

     Section 5.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 5.01, this Agreement shall become void and of no effect with no liability on the part of any party thereto.

     Section 5.03. WAIVER. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or any acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefits.

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                                   ARTICLE VI

                                  MISCELLANEOUS

     Section 6.01. PRINCIPAL OFFICE OF SURVIVING CORPORATION. The street address of the Surviving Corporation's principal office is as follows: 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850.

     Section 6.02. ENTIRE AGREEMENT. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

     Section 6.03. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall continue a single agreement.

     Section 6.04. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

     Section 6.05. HEADINGS. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     Section 6.06. GENDER; NUMBER. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

     Section 6.07. SEVERABILITY. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

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     IN WITNESS  WHEREOF,  the  undersigned  have  caused this  Agreement  to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                                      LORAL CYBERSTAR, INC.


                                                      By:/s/ Avi Katz
                                                         -----------------------
                                                          Name:
                                                          Title:



                                                      LORAL ORION SERVICES, INC.


                                                      By: /s/ Avi Katz
                                                         -----------------------
                                                          Name:
                                                          Title:



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